SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 08/31/2004
FILE NUMBER 811-2729
SERIES NO.: 16

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class            $170,819
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Class                  $  7,433
              Personal Class                 $    227
              Cash Management Class          $ 40,300
              Reserve Class                  $    116
              Resource Class                 $  9,068

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class            $000.0105
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Private Class                  $000.0074
              Personal Class                 $000.0050
              Cash Management Class          $000.0096
              Reserve Class                  $000.0017
              Resource Class                 $000.0084

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class           13,425,532
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Class                  1,078,751
              Personal Class                    48,168
              Cash Management Class          4,341,059
              Reserve Class                     64,945
              Resource Class                   952,162

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                 $ 1.00
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Private Class                  $  1.00
              Personal Class                 $  1.00
              Cash Management Class          $  1.00
              Reserve Class                  $  1.00
              Resource Class                 $  1.00